UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007
Wisconsin Power and Light Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-337	39-0714890

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4902 N. Biltmore Lane, Madison, Wisconsin 53718
(Address of principal executive offices, including zip code)
(608) 458-3311
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 8.01. Other Events.
          On August 8, 2007, Wisconsin Power and Light Company (the “Company”) agreed to sell $300 million aggregate principal amount of its 6.375% debentures due 2037 in a public offering through Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. This offering is expected to close on August 15, 2007.
          The debentures are subject to a Registration Statement on Form S-3 (Registration No. 333-143831) that the Company filed with the Securities and Exchange Commission (“SEC”) relating to the public offering, under the Securities Act of 1933, as amended, of up to an aggregate of $300 million of securities of the Company. In connection with the Company filing with the SEC a definitive prospectus supplement, dated August 8, 2007, and prospectus, dated June 27, 2007, relating to the public offering of debentures described above, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01. Financial Statements and Exhibits.”
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:
(1.1)	Purchase Agreement, dated August 8, 2007, among Wisconsin Power and Light Company and Banc of America Securities LLC, Merrill Lynch & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, representatives of the underwriters named therein.

(4.1)	Officers’ Certificate, dated August 8, 2007, creating the 6.375% Debentures due 2037.

(5)	Opinion of Foley & Lardner LLP, dated August 8, 2007.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN POWER AND LIGHT COMPANY
Date: August 9, 2007	By:	/s/ F. J. Buri
F. J. Buri
Corporate Secretary

WISCONSIN POWER AND LIGHT COMPANY
Exhibit Index to Current Report on Form 8-K
Dated August 8, 2007

Exhibit
Number
(1.1)	Purchase Agreement, dated August 8, 2007, among Wisconsin Power and Light Company and Banc of America Securities LLC, Merrill Lynch & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, representatives of the underwriters named therein.

(4.1)	Officers’ Certificate, dated August 8, 2007, creating the 6.375% Debentures due 2037.

(5)	Opinion of Foley & Lardner LLP, dated August 8, 2007.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).